SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 24, 2002

NRG Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300	Minneapolis, MN 55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-373-5300

(Former name or former address, if changed since last report)

Item 5. Other Events

On April 24, 2002, NRG Energy, Inc. reported its financial results for the first quarter of 2002.

The press release reporting NRG Energy’s first quarter 2002 results is filed with this Form 8-K as Exhibit 99.1 See “Item 7. Exhibits.”

Item 7. Exhibits.

     The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued April 24, 2002, of NRG Energy, Inc.
99.2	Graph of NRG North America Expected 2002 Margin and Fixed Cost Comparison

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)

By	/s/ Leonard A. Bluhm Leonard A. Bluhm Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: April 25, 2002